Exhibit 3.9
ARTICLES OF INCORPORATION
OF
ROLLING PLAINS WELL SERVICE INC.
          We, the undersigned natural persons of the age of twenty-one years or more, being all citizens of the State of Texas, and acting as incorporators of a corporation under the Taxes Business Corporation Act, do hereby adopt the following articles of Incorporation for such corporation:
ARTICLE I
          The name of said corporation is ROLLING PLAINS WELL SERVICE INC.
ARTICLE II
          The period of its duration is perpetual.
ARTICLE III
          The purposes for which the corporation is organized are:
(a.)	Servicing of oil and gas wells

(b.)	To engage in and carry on any other business or businesses, or other purpose, which the corporation might elect to conduct, so long as the same or any combination thereof is not prohibited to corporations by the laws of the State of Texas
ARTICLE IV
          The aggregate number of shares which the corporation shall have authority to issue is ONE MILLION (1,000,000.) or the par value of ONE DOLLAR ($1.00) each. No shares shall carry pre-emptive rights. No cumulative voting of shares shall be permitted.

ARTICLE V
          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.
ARTICLE VI
          The address of the registered office of the corporation is P.O. Box 241 Knox City, TX 79529. The name of its initial registered agent at such address is Steve R. Pepper.
ARTICLE VII
          The number of directors constituting the initial Board of Directors of the Corporation shall be three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting as shareholders of until their successors are elected and qualified, are:

NAME	ADDRESS
James Dewey Darr	Rt. 1 Box 166, Knox City, TX.

Steven R. Pepper	P.O. Box 241, Knox City, TX.
ARTICLE VIII
          The names and addresses of the original incorporators are:

NAME	ADDRESS
James Dewey Darr	Rt. 1 Box 166, Knox City, TX.

Steven R. Pepper	P.O. Box 241, Knox City, TX.
[Signature page follows.]

     IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of July, 1981.

/s/ James Dewey Darr
JAMES DEWEY DARR

/s/ Steven R. Pepper
STEVEN R. PEPPER

AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
ROLLING PLAINS WELL SERVICE, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
ARTICLE I
     The name of the Corporation is Rolling Plains Well Service, Inc.
ARTICLE II
     The following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on May 11, 2004:
     A. Article One of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:
     “The name of the Corporation is Basic ESA, Inc.”
     B. A new Article IX is hereby added to the Corporation’s Articles of Incorporation, which new Article IX will read in its entirety as follows:
ARTICLE IX
LIMITATION OF LIABILITY OF DIRECTORS
     To the fullest extent allowed by law, no director of the Corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article IX will not eliminate or limit the liability of a director to the extent the director is found liable for:
     (a) a breach of the director’s duty or loyalty to the Corporation or its shareholders;
     (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
     (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

     (d) an act or omission for which the liability of a director is expressly provided for by statute; or
     (e) an act related to an unlawful stock repurchase or payment of a dividend.
Any repeal or modification of this Article IX will be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for any breach covered by this Article Nine which occurred prior to such repeal or modification.
ARTICLE III
     The number of shares voted for such amendment was 510,000 and the number of shares voted against such amendment was -0-.
ARTICLE V
     The amendment does not provided for any exchange, reclassification or cancellation of any issued shares.
     Dated: May 11, 2004.

ROLLING PLANS WELL SERVICE, INC.
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman, President

STATEMENT OF CHANCE OF REGISTERED OFFICE
AND REGISTERED AGENT
BY A PROFIT CORPORATION
1.	The name of the corporation is BASIC ESA, INC.

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is P. O. Box 567, Knox City, Texas 79529.

3.	The address of the new registered office is 400 W. Illinois, Suite 800, Midland, Texas 79701.

4.	The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is Steven R. Pepper.

5.	The name of its new registered agent is Kenneth V. Huseman.

6.	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

7.	Such change was authorized by the Board of Directors.

Dated this 21st day of May, 2004.

BASIC ESA, INC.
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman, President